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                                                                       EXHIBIT 5




                                August 29, 1996



Energen Corporation
2101 Sixth Avenue North
Birmingham, Alabama  35203

Ladies and Gentlemen:

                In our capacity as counsel for Energen Corporation, an Alabama corporation ("Energen"), we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in the form as proposed to be filed by Energen on _____________, 1996 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to up to $250,000,000 of (i) its notes, adebentures or other evidences of unsecured indebtedness (the "Debt Securities") and (ii) its common stock, par value $.01 per share (the "Common Stock"). The Common Stock and the Debt Securities are collectively referred to as the "Offered Securities." The Offered Securities are to be offered by Energen to the public pursuant to the Registration Statement. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                Upon the basis of the foregoing, we are of the opinion that:

                (i) the Debt Securities to be offered under the Registration Statement, to the extent actually issued by Energen pursuant to the Selling Agency Agreement described in the Registration Statement (the "Selling Agency Agreement"), will be duly and validly authorized and issued, will be fully paid and non-assessable Debt Securities of Energen, and will constitute legal, valid and binding obligations of Energen in accordance with their terms;

                (ii) the Common Stock to be offered under the Registration Statement, to the extent actually issued by Energen pursuant to the Common Stock Underwriting Agreement described in the Registration Statement (the "Underwriting Agreement"), will be duly and validly authorized and issued and will be fully paid and nonassessable Common Stock of Energen; and

                (iii) under the laws of the State of Alabama, no personal liability will attach to the ownership of the Offered Securities of Energen.

                We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption "LEGAL OPINIONS" in the Prospectus which is a part of the Registration Statement.

                                       Yours very truly,


                                       /s/ Bradley, Arant, Rose & White